Exhibit 21.1

List of Subsidiaries

Aloha Petroleum LLC, a Delaware limited liability company

Aloha Petroleum, Ltd., a Hawaii corporation

Applied Petroleum Technologies, Ltd., a Texas limited partnership

APT Management Company, LLC, a Texas limited liability company

C&G Investments, LLC, a Delaware limited liability company

Corpus Christi Reimco, LLC, a Texas limited liability company

GoPetro Transport LLC, a Texas limited liability company

Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company

MACS Retail LLC, a Virginia limited liability company

Quick Stuff of Texas, Inc., a Texas corporation

Southside Oil, LLC, a Virginia limited liability company

SSP BevCo I, LLC, a Texas limited liability company

SSP BevCo II, LLC, a Texas limited liability company

SSP Beverage, LLC, a Texas limited liability company

Stripes LLC, a Texas limited liability company

Stripes Acquisition LLC, a Texas limited liability company

Stripes Holdings LLC, a Delaware limited liability company

Stripes No. 1009 LLC, a Texas limited liability company

Sunoco Energy Services LLC, a Texas limited liability company

Sunoco Finance Corp., a Delaware corporation

Sunoco, LLC, a Delaware limited liability company (31.58% interest)

Susser Company, Ltd., a Texas limited partnership

Susser Finance Corporation, a Delaware corporation

Susser Financial Services LLC, a Texas limited liability company

Susser Holdings, L.L.C., a Delaware limited liability company

Susser Holdings Corporation, a Delaware corporation

Susser Petroleum Company LLC, a Texas limited liability company

Susser Petroleum Operating Company LLC , a Delaware limited liability company

Susser Petroleum Property Company LLC, a Delaware limited liability company

TCFS Holdings, Inc., a Texas corporation

Town & Country Food Stores, Inc., a Texas corporation

TND Beverage, LLC, a Texas limited liability company